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                                                                    EXHIBIT 23.2

         CONSENT OF REGISTERED INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To: Microfield Group, Inc.

We consent to the incorporation by reference on Registration Statements on Form S-8 (Numbers 33-97544 and 333-33294) of Microfield Group, Inc. of our report, which includes an explanatory paragraph regarding the substantial doubt about the Company's ability to continue as a going concern, dated April 22, 2005, included in Microfield Group, Inc. 's Annual Report on Form 10-KSB for the year ended January 1, 2005

                  /s/ RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
                  ---------------------------------------------
                     Russell Bedford Stefanou Mirchandani LLP

McLean, Virginia
May 18, 2005

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